EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated October 3, 1996, with respect to the financial statements of Turf Products, Ltd. in the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc. for the registration of 3,450,000 shares of its common stock.

ERNST & YOUNG LLP

San Diego, California
November 7, 1996